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                                                                     EXHIBIT 5.1


                            VINSON & ELKINS L.L.P.
                             2300 FIRST CITY TOWER
                              1001 FANNIN STREET
                           HOUSTON, TEXAS 77002-6760
                                (713) 758-2222



                                 May 30, 2001


Spinnaker Exploration Company
1200 Smith Street, Suite 800
Houston, Texas 77002

Ladies and Gentlemen:

     We have acted as counsel for Spinnaker Exploration Company, a Delaware corporation (the "Company"), with respect to certain legal matters in connection with the registration by the Company under the Securities Act of 1933, as amended (the "Securities Act"), of the offer and sale of 500,000 shares of common stock, par value $.01 per share, of the Company (the "Common Stock") pursuant to the Spinnaker Exploration Company 2000 Stock Option Plan (the "2000 Plan") and the offer and sale of 1,500,000 shares of Common Stock pursuant to the Spinnaker Exploration Company 2001 Stock Incentive Plan, as amended (the "2001 Plan"). The shares of Common Stock that are to be issued under the 2000 Plan and the 2001 Plan are collectively referred to herein as the "Shares."

     In connection with the foregoing, we have examined or are familiar with the Certificate of Incorporation of the Company, as amended, the Restated Bylaws of the Company, the corporate proceedings with respect to the issuance of the Shares, the registration statement on Form S-8 filed in connection with the registration of the Shares (the "Registration Statement"), and such other certificates, instruments and documents as we have considered necessary or appropriate for purposes of this opinion.

     Based upon the foregoing, we are of the opinion that the Shares have been duly authorized and, when the Shares are issued in accordance with the provisions of the 2000 Plan or the 2001 Plan, as applicable, will be validly issued and fully paid and non-assessable.

     The foregoing opinion is limited to the laws of the United States of America and the State of Texas, the Constitution of the State of Delaware and the General Corporation Law of the State of Delaware, as interpreted by federal courts and the courts of the State of Delaware.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations thereunder.

                                             Very truly yours,



                                             /s/ VINSON & ELKINS L.L.P.